EXHIBIT 10.17

                          SECURITIES EXCHANGE AGREEMENT

         THIS SECURITIES EXCHANGE AGREEMENT, dated March 3, 2004 (this "Agreement"), is entered into by and between BIO-KEY INTERNATIONAL, INC., a Minnesota corporation with headquarters located at 1285 Corporate Center Drive, Suite No. 175, Eagan, Minnesota 55121 (the "Company"), and The Shaar Fund, Ltd. (the "Investor").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Investor are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

         WHEREAS, the Investor is the record and beneficial owner of, among other securities of the Company, (i) (a) a Secured Note, dated November 26, 2001, in the original principal amount of Four Million Ninety Two Thousand Nine Hundred and Twenty Dollars ($4,092,920), with an outstanding principal balance of One Million Five Hundred Fifty Three Thousand Nine Hundred Eighty Two Dollars and Thirty Eight Cents ($1,553,982.38), as amended to date (the "Note"); (b) Secured Notes issued between March 2002 and August 2002 in the aggregate principal amount of One Million Eighty Thousand Dollars ($1,080,000), as amended to date (the "Advance Notes"); (c) a Secured Note in the principal amount of Seven Hundred and Fifty Thousand Dollars ($750,000) dated August 28, 2002, as amended to date (the "August Note"); and (d) a Secured Note in the principal amount of Two Million Three Hundred and Fifty Thousand Dollars ($2,350,000) dated January 27, 2003, with an outstanding principal balance of Two Million Three Hundred Fifty Two Thousand Two Hundred and Fifty Dollars ($2,352,250) (the "January Note and together with the Note, the Advance Notes and the August Note, collectively, the "Notes).

         WHEREAS, the Investor and the Company each wish that, upon the terms and subject to the conditions of this Agreement, the Investor exchange the Notes together with all accrued and unpaid interest on the Notes to the date hereof in the aggregate amount of Seven Hundred Fifty Eight Thousand Three Hundred One Dollars and Fifty One Cents ($758,301.51) (the "Exchanged Securities"), for Sixty Five Thousand (65,000) shares of the Company's Series C Convertible Preferred Stock, $.01 par value per share (the "Series C Shares"), at the purchase price of $100 per share; and

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       CERTAIN DEFINITIONS.

                  Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:


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                  (i) "Affiliate" means, with respect to a specific Person
referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

                  (ii) "Certificate" means the certificate evidencing the Series C Shares duly executed on behalf of the Company.

                  (iii) "Certificate of Designation" means the Certificate of Designation of the Series C Shares in substantially the form attached hereto as Exhibit A.

                  (iv) "Common Stock" means the Company's common stock, par value $.01 per share.

                  (v) "Control Person" means the Company (or any subsidiary or predecessor entity) or any Affiliate of the Company (or any subsidiary or predecessor entity) or any Person under control (as defined in the '33 Act) of or common control with any of the foregoing.

                  (vi) "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Series C Shares.

                  (vii) "Exchanged Securities" means the Notes together with all accrued and unpaid interest thereon in the aggregate amount of Six Million Five Hundred Thousand Thirteen Dollars and Eighty Nine Cents ($6,500,013.89) to be surrendered by the Investor pursuant to this Agreement.

                  (viii) "Notes" means (a) a Secured Note, dated November 26, 2001, in the original principal amount of Four Million Ninety Two Thousand Nine Hundred and Twenty Dollars ($4,092,920), with an outstanding principal balance of One Million Five Hundred Fifty Three Thousand Nine Hundred Eighty Two Dollars and Thirty Eight Cents ($1,553,982.38), as amended to date; (b) Secured Notes issued between March 2002 and August 2002 in the aggregate principal amount of One Million Eighty Thousand Dollars ($1,080,000), as amended to date; (c) a Secured Note in the principal amount of Seven Hundred and Fifty Thousand Dollars ($750,000) dated August 28, 2002, as amended to date; and (d) a Secured Note in the principal amount of Two Million Three Hundred and Fifty Thousand Dollars ($2,350,000) dated January 27, 2003, with an outstanding principal balance of Two Million Three Hundred Fifty Two Thousand Two Hundred and Fifty Dollars ($2,352,250).

                  (ix) "Person" means any living person or entity, including, but not limited to, a corporation, partnership, limited liability company, or trust.

                  (x) "Related Agreements" means the Certificate of Designation and the Registration Rights Agreement.

                  (xi) "Securities" means the Series C Shares and the Conversion Shares.

                  (xii) "Series C Shares" means the Sixty Five Thousand (65,000) Series C Shares to be issued to the Investor pursuant to this Agreement at the per share purchase price of $100.00.


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         2. EXCHANGE AND ISSUANCE. Subject to the terms and conditions of this
Agreement and the Certificate of Designation, the Company agrees to issue to the Investor Sixty Five Thousand (65,000) Series C Shares at a per share purchase price of $100.00, with such rights preferences and designations as set forth in the Certificate of Designation attached as Exhibit A hereto in exchange for the Investor agreeing to surrender and cancel the Exchanged Securities.

         3. [INTENTIONALLY OMITTED]

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that:

            (a) The Company has the corporate power and authority to enter into this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the Related Agreements and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the Related Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

            (b) The execution, delivery and performance by the Company of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Company which breach or default could reasonably by expected to have a material adverse effect on the Company.

            (c) The Company is in material compliance with all applicable laws, regulations, judgments, decrees and orders material to the conduct of its business.

            (d) There is no pending, or to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation against or involving the Company, which might affect the validity or enforceability of this Agreement or the Related Agreements or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

            (e) No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Agreement or the Related Agreements or the taking of any action contemplated hereunder or thereunder, except for Federal and State Blue Sky securities law filings.

            (f) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its current ownership or leasing of any properties or its ownership or leasing of any properties or the character of its operations as currently conducted requires such qualification or licensing, except where the


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failure to be so qualified would not have a material adverse effect on the
Company. The Company has all corporate power and authority, and has obtained all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies necessary to own or lease its properties and conduct its business other than those authorizations, approvals and such other documents the lack of which could not reasonably be expected to have a material adverse effect on the Company.

            (g) The execution, delivery and performance of this Agreement by the Company and the Related Agreements to be delivered hereunder and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Company's Articles of Incorporation or Bylaws, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which the Company or any of the Company's assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which the Company, or the assets or properties of the Company are bound, (iv) to the Company's knowledge, violate any statute, law or regulation.

            (h) Except as set forth in the Company's filings with the Securities and Exchange Commission (the "SEC Filings") or in Schedule 4(h) hereto, there has been no material change in the capitalization, assets, or liabilities of the Company since the issuance of the financial statements, for the period ending September 30, 2003, nor is the Company in default under, or an Event of Default has occurred in respect of any prior agreement between the Company and the Investor.

            (i) None of the following has occurred during the past five (5) years with respect to the Company (or any subsidiary or predecessor entity) or control person of the Company (each a "Control Person"):

                  (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                  (2) Such Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                  (3) Such Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                           (i) Acting, as an investment advisor, underwriter,
                  broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor,


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                  commodity pool operator, floor broker, any other person
                  regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

                           (ii) Engaging in any type of business practice; or

                           (iii) Engaging in any activity in connection with the
                  purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

                  (4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) of this item, or to be associated with persons engaged in any such activity;

                  (5) Such person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

            (j) The Company has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the Investor. The Company agrees to indemnify the Investor against and hold the Investor harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered in connection with this Agreement or the transactions contemplated hereby.

            (k) The Company acknowledges and agrees that as of the date hereof, the sale by the Investor of the Series C Shares, and upon issuance, the Conversion Shares may be affected by the Investor pursuant to Rule 144(k) under the 1933 Act.

            (l) All information relating to or concerning the Company set forth in the Company's SEC Filings is true and correct in all material respects and does not fail to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. The Company is not in possession of, nor has the Company or its agents disclosed to Investor, any material non-public information that (i) if disclosed, would reasonably be expected to have a materially adverse effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

            (m) Except for that certain Secured Note, dated October 31, 2003, in the principal amount of up to $2,500,000.00 as amended to date, the Company does not have any outstanding debt security which, by its terms, is convertible into or exchangeable for any Common Stock of the Company.

         5. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:


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            (a) The Investor has the corporate power and authority to enter into this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Investor of this Agreement and the Related Agreements to which it is a party and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Investor. This Agreement and the Related Agreements to which it is a party have been duly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

            (b) The execution, delivery and performance by the Investor of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Investor.

            (c) There is no pending, or to the knowledge of the Investor, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Agreement or the Related Agreements to which it is a party.

            (d) No consent or approval of, or exemption by, or filing with, any party of governmental or public body or authority is required in connection with the execution, delivery and performance under this Agreement or the Related Agreements to which it is a party or the taking of any action contemplated hereunder or thereunder.

            (e) The Investor has prior substantial investment experience, including investment in non-listed and non-registered securities and has had the opportunity to engage the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to the Investor in connection with this investment and to evaluate the merits and risks of this investment.

            (f) The Investor is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Investor's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

            (g) The Investor is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Series C Shares, and (iv) able to afford the loss of its investment in the Series C Shares.

            (h) The Investor acknowledges that it has been given an opportunity to ask questions of and to receive answers from the Company's executive officers, directors and management personnel concerning the terms and conditions of the Series C Shares to be issued to the Investor by the Company.

            (i) The Investor has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the Company. The Investor agrees to indemnify the Company against and hold the Company harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered in connection with this Agreement or the transactions contemplated hereby.

         6. COVENANTS OF THE COMPANY. The Company covenants and agrees that, so long as any of the Securities shall be outstanding, except as otherwise required under the Related Agreements, the Company:

            (a) shall promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, before the same shall become in default as well as all lawful material claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that it shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

            (b) shall implement and maintain a standard system of accounting in accordance with generally accepted accounting principles ("GAAP").

            (c) shall do, or cause to be done, all things that may be necessary to (i) maintain its due organization, valid existence and good standing under the laws of its state of incorporation; (ii) preserve and keep in full force and effect all qualifications, registrations and licenses in those jurisdictions in which the failure to do so could or would have a material adverse effect; (iii) maintain its power or authority to carry on its business as now conducted; and
(iv) use its best efforts to keep available the services of its key present employees and agents and maintain its current relations with suppliers, customers, distributors and joint venture partners (subject to the business judgment of executive management).

            (d) each its officers, directors, employees and agents shall in no event disclose non-public information to the Investor, advisors to or representatives of the Investor, unless prior to disclosure of such information, the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity in writing to accept or refuse to accept such non-public information for review and the Investor in writing agrees to accept such non-public information. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and the Investor.

            (e) shall not, without first obtaining the approval of the holders of a majority of the then outstanding Series C Shares: (1) sell, exchange or dispose of any material assets (including, but limited to, pursuant to a stock dividend, spinoff or similar transaction) of the Company other than in the ordinary course of the Company's business;

                  (2) except for the proposed acquisition of Public Safety Group, Inc.("PSG"), acquire a material amount of assets, other than in the ordinary course of the Company's business, or engage in a merger, plan of reorganization, consolidation or other similar transaction; or

                  (3) incur or guaranty any indebtedness exceeding $50,000 in the aggregate, other than with respect to trade and other payables incurred in the ordinary course of the Company's business, which consent shall not be unreasonably withheld by the Investor.

         7. RELEASE. Effective upon the mutual execution hereof, the Company and the Investor, for itself and on behalf of all affiliated persons and entities, representatives, and all predecessors in interest, successors and assigns (collectively, the "Releasing Parties"), hereby releases and forever discharges each of the other party, and its direct and indirect partners, officers, directors, employees, affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and nominees of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, arising prior to the date of execution of this Agreement, that the Company may have had, may now have or may hereafter acquire with respect to any matters whatsoever under, relating to or arising from any prior agreement between the parties hereto including that certain Registration Rights Agreement, dated as of November 26, 2001, which agreement shall be terminated upon the mutual execution hereof and replaced by that certain Registration Rights Agreement of even date herewith (collectively referred to as the "Prior Agreements). Each Releasing Party also fully waives any offsets it may have with respect to the amounts owed under the Prior Agreements. Nothing herein shall release or discharge the Company from any obligations contained in any agreement relating to the Investor's investments or loans to the Company not exchanged pursuant to this Agreement or apply to limit the enforcement by the Investor of any rights represented by such agreements following the date hereof. Additionally, each party represents, warrants and covenants that it has not, and at the time this release becomes effective will not have, sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions, or causes of action herein released.

         8. INDEMNIFICATION. If (i) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement, the Related Agreements or the Prior Agreements, or if such the Investor is impleaded in any such action, proceeding or investigation by any Person, or (ii) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by the Securities and Exchange Commission, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the this Agreement, the Related Agreements or the Prior Agreements, or if the Investor is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company hereby agrees to indemnify, defend and hold harmless the Investor from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Investor, directly or indirectly, and reimburse such Investor for its reasonable legal and other


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expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, the Company will reimburse the Investor for reasonable internal and overhead costs for the time of any officers or employees of the Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement, the Related Agreements or the Prior Agreements. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise, shall extend upon the same terms and conditions to any Affiliates of the Investor who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investor, any such affiliate and any such person. The Company also agrees that neither the Investor nor any such Affiliate, partner, director, agent, employee or controlling person shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement, the Related Agreements or the Prior Agreements. Notwithstanding the foregoing, the indemnification provisions contained within this Section 8 shall not apply (i) to any action, proceeding, or investigation which is based on or relating to (A) the Investor's trading activities; (B) the Investor's violation of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation there under, including, but not limited to, the Investor's use of material non-public information; (C) actions which are not in compliance with any obligation of the Investor under this Agreement, the Related Agreements or the Prior Agreements, or (ii) to any indemnity or undertaking by the Investor in favor of the Company in connection with any lost, stolen, or missing notes or certificates evidencing other securities.

         9. ADDITIONAL AGREEMENTS.

            (a) The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements thereof. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register (i) any transfer of Securities by the Investor to an Affiliate of the Investor, or any transfers among any such Affiliates, and (ii) any transfer by the Investor to any investment entity under common management with the Investor, provided in each case of clauses (i) and (ii) the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and provides an opinion of counsel reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Any such transferee shall have the rights of the Investor under this Agreement and the Registration Rights Agreement.

            (b) The Company acknowledges that the issuance of Conversion Shares upon (i) conversion of the Series C Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Conversion Shares in accordance with the Certificate of Designation is without regard to the effect of any such dilution.
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            (c) Reference is made to the Registration Rights Agreement attached to this Agreement as Exhibit C. The Company acknowledges that the Investor has certain rights under the Registration Rights Agreement with respect to the Conversion Shares.

            (d) The Investor acknowledges and agrees that, upon issuance pursuant to this Agreement, the Series C Shares (and any Conversion Shares issued upon conversion of the Series C Shares) shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Series C Shares and the Conversion Shares until such legend has been removed):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR UPON RECEIPT BY THE ISSUER HEREOF OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION."

            (e) Reference is hereby made to the following securities of the Company which were issued to and currently held of record and beneficially by the Investor: (i) Secured Convertible Note in the principal amount of up to $2,500,000 dated October 31, 2003, as amended to date (the "October Note"); and
(ii) Certificate of Designation of Series B Convertible Preferred Stock (the "Series B Preferred" and together with the October Note and Series C Shares collectively, the "Convertible Securities"). The Company may issue approximately 2,500,000 shares of Common Stock (subject to adjustment based on the trading price of the Common Stock, but in no event shall the Company issue more than 3,000,000 shares of Common Stock) to acquire PSG (the "PSG Shares"). The issuance of the PSG Shares could result in a reduction in the conversion ratio or conversion price applicable to the Convertible Securities. Investor hereby WAIVES the application of any and all provisions of the Convertible Securities which would reduce the conversion ratio or conversion price applicable to the Convertible Securities as a result of the issuance of the PSG Shares such that the forgoing issuance shall not effect the conversion ratio or conversion price applicable to any of the Convertible Securities.

         10. CLOSING. The Closing of the exchange of securities hereunder shall occur simultaneous with the execution of this Agreement. The Closing shall be conditioned upon the Company's filing of the Certificate of Designation with the Minnesota Secretary of State. At the Closing, the Investor shall deliver the Notes to the Company against delivery of the Series C Shares by the Company to Investor.

         11. GOVERNING LAW: MISCELLANEOUS.

             (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws, except to the extent that the Minnesota
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Business Corporation Act would apply to the Internal Corporate Governance of the
Company. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Investor for any reasonable legal fees and disbursements incurred by the Investor in enforcement of or protection of any of its rights under any of the Related Agreements.

             (b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

             (c) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

             (d) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

             (e) A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

             (f) This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

             (g) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

             (h) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. If any such invalidity, unenforceability or illegality of a provision of this Agreement becomes known or apparent to any of the parties hereto, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Agreement generally.

             (i) This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

             (j) This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         12. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

             (a) the date delivered, if delivered by personal delivery as against written receipt therefore or by confirmed facsimile transmission,

             (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

             (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:          Bio-key International, Inc.
                  1285 Corporate Center Drive
                  Suite 175
                  Eagan, Minnesota 55121
                  Attn: Chief Executive Officer
                  Telephone No.: (651) 687-0414
                  Telecopier No.: (651) 687-0515
                  with a copy to:

                  Spector Gadon & Rosen, P.C.,
                  1635 Market Street, 7th Floor
                  Philadelphia, PA 19103;
                  Attn: Vincent A. Vietti, Esquire
                  Telephone No.:(215) 241-8842
                  Telecopier No.: (215) 241-8844


INVESTOR:         The Shaar Fund, Ltd.
                  Kaya Flamboyam 9
                  Curacao
                  Netherlands Antilles
                  Telephone No.: 599-9-732-2222
                  Telecopier No.: 599-9-732-2225

                  with copies to:

                  Levinson Capital Management, LLC
                  350 Fifth Avenue
                  Suite 2210
                  New York, New York  10118

                                   and

                  Meltzer, Lippe & Goldstein, LLP
                  190 Willis Avenue
                  Mineola, NY 11501
                  Attn: Ira R. Halperin, Esq.
                  Telephone No.: (516) 747-0300
                  Telecopier No.  (516) 747-0653

         13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Investor's representations, warranties and covenants herein shall survive the execution and delivery of this Agreement, the delivery of the Series C Shares and shall inure to the benefit of the Investor and the Company and their respective successors and assigns.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the Investor and the Company by one of their respective officers thereunto duly authorized as of the date first above written.

                                        THE SHAAR FUND, LTD.



                                        By:    /s/
                                           ----------------------------------
                                        Name:  InterCaribbean Services Ltd.
                                             ------------------------------
                                        Title: Director
                                             ------------------------------


                                        BIO-KEY INTERNATIONAL, INC.



                                        By:    /s/ Gary Wendt
                                           ----------------------------------
                                        Name:  Gary Wendt
                                             ------------------------------
                                        Title: CFO
                                             ------------------------------